Exhibit 4.9

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS.  SEE REVERSE SIDE.

REFOCUS GROUP, INC.

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

SERIES A-1 CONVERTIBLE PREFERRED STOCK

Par Value $0.0001 per Share

This Certifies that                                                                                                                                                                  is the registered holder of                                                                 SPECIMEN                                                                                 Shares

of Series A-1 Convertible Preferred Stock of Refocus Group, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorised officers and its Corporate Seal to be hereunto affixed this                   day of                                       A.D.

/s/ Terence A. Walts	/s/ Mark A. Cox
Terence A. Walts, President	Mark A. Cox, Secretary

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of certain states. these securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom.  The issuer of these securities may require an opinion of counsel (which may be counsel for the Company) in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws.

Upon written request to the company at the company’s principal place of business, the company will furnish to the record holder of this certificate, without charge, a full statement of the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof which the company is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights.

CERTIFICATE

FOR

SHARES

OF THE

Series A-1 Convertible Preferred Stock

of

Refocus Group, Inc.

ISSUED TO

SPECIMEN

DATED

For Value Received,                     hereby sell, assign and transfer unto                                                                                                  Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                    Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated		.
In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.